DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	20050647456-29
	Filing Date and Time: 12/29/2005 12:00 PM
	Entity Number: E0891732005-3

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NOVA MINING CORPORATION
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: The Corporation Trust Company of Nevada Street Address: 6100 Neil Road, Suite 500 — City: Reno — Nevada — Zip Code: 89511 Optional Mailing Address: None — City: — State: — Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 200,000,000 — Par value: $ 0.00001 — Number of shares without par value: None
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Maryna Bilynska Street Address: 1160-1040 Georgia Street West — City: Vancouver — State: BC — Zip Code: V6E 4H1 2. Name: Robert L. Thast Street Address: 14708-31A Avenue — City: Surrey — State: BC — Zip Code: V4P 2J4 3. Name: Street Address: — City: — State: — Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activities.
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Name: Conrad C. Lysiak — Signature: [signature] Address: 601 West First Avenue, Suite 503 — City: Spokane — State: WA — Zip Code: 99201
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

NOVA MINING CORPORATION
ADDITIONAL ARTICLES

Section 1. Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing,

unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 2. Acquisition of Controlling Interest.

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 3. Combinations with Interest Stockholders.

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 4. Liability.

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 4 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 5. Indemnification

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 5, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 5 are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise.

(d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20130466223-49
[signature]	Filing Date and Time 07/16/2013 11:00 AM
Ross Miller Secretary of State State of Nevada	Entity Number E0891732005-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NOVA MINING CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the Company is THE RADIANT CREATIONS GROUP, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 25,000,000 out of 30,000,000

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140777974-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/25/2014 8:15 AM
	Entity Number E0891732005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

The Radiant Creations Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The aggregate number of shares that the Corporation will have authority to issue Eight Hundred Million (800,000,000) of which Seven Hundred Million (700,000,000) shares will be common stock, with par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share. Certificate of Amendment attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 225,000,000

4. Effective date and time of filing: (optional) Date: 11/25/14 Time: 9:00 AM EST.

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Radiant Creations Group, Inc., a corporation organized and existing under the laws of the state of Nevada (the "Corporation") hereby certifies as follows:

Section 1, Capital Stock

The aggregate number of shares that the Corporation will have authority to issue Eight Hundred Million (800,000,000) of which Seven Hundred Million (700,000,000) shares will be common stock, with par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

a) The rate of dividends, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption

c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect to such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be liquidation for the purpose of this Article.

The foregoing amendments have been duly adopted in accordance with the provisions of Nevada Revised Statutes 78.385 and 78.390 by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment as of this 24nd day of November, 2014.

By: ______________________

Gary R. Smith, Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number
	20140832361-00
Ross Miller	Filing Date and Time
Secretary of State	12/19/2014 5:53 AM
State of Nevada	Entity Number
	E0891732005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

THE RADIANT CREATIONS GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The aggregate number of shares that the Company will have authority to issue is increased to one billion (1,000,000,000) of which nine hundred million (900,000,000) shares will be Common Stock, with a par value of $0.00001 per share and one hundred million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share. Certificate of Amendment is attached hereto as Exhibit A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 225,000,000

4. Effective date and time of filing: (optional) Date: 12/12/2014 Time: 9:00AM EST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
Nevada For Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Radiant Creations Group, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company") hereby certifies as follows:

Section 1. Capital Stock

The aggregate number of shares that the Company will have authority to issue in One Billion (1,000,000,000) of which Nine Hundred Million (900,000,000) shares will be Common Stock, with as par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a) The rate of dividends, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company shall not declare, or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Company, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect to such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be liquidation for the purpose of this Article.

The foregoing Amendments have been duly adopted in accordance with the provisions of Nevada Revised Statutes 78.385 and 78.390 by the vote of a majority of the outstanding stock of the Company entitled to vote thereon.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment as of this 15 day of December, 2014.

/s/ Gary R. Smith
Gary R. Smith, Chief Executive Officer

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190013073-56
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/10/2019 11:46 AM
	Entity Number E0891732005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

The Radiant Creations Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Section 1, Capital Stock" in the Articles of Incorporation has been amended such that the aggregate number of shares that the Corporation will have the authority to issue is increased to one billion five hundred million (1,500,000,000) shares, of which one billion four hundred million (1,400,000,000) shares will be Common Stock, par value $0.00001 per share, and one hundred million (100,000,000) shares will be Preferred Stock, pare value $0.00001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 484,766,387

4. Effective date and time of filing: (optional) Date: 1-9-19 Time: 10:00 AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Ray W. Sim Jr.

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20190133551-80
Barbara K. Cegavske	Filing Date and Time 03/27/2019 2:45 PM
Secretary of State State of Nevada	Entity Number E0891732005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

The Radiant Creations Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the Corporation is hereby amended to "New You, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,182,345,327

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.